Exhibit 10.2
UST INC.
AMENDED AND RESTATED
STOCK INCENTIVE PLAN
1.	Purpose.

UST Inc. (the “Company”) adopted the UST Inc. 2001 Stock Option Plan effective as of May 1, 2001, adopted an amendment and restatement effective as of February 20, 2003, subject to approval by stockholders at the annual stockholders’ meeting held on May 6, 2003 (the “Effective Date”), and has adopted this restatement effective September 7, 2008. The name of the plan as amended and restated effective May 6, 2003 is the UST Inc. Amended and Restated Stock Incentive Plan (the “Plan”). The purposes of the Plan are to further the long-term growth in earnings of the Company by providing incentives to those employees of the Company and its Subsidiaries (as defined below) who are or will be responsible for such growth; to facilitate the ownership of Company stock by such employees, thereby increasing the identity of their interest with those of the Company’s stockholders; and to assist the Company in attracting and retaining employees with experience and ability.

2.	Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)	“Award” shall mean any Option, SAR, Restricted Stock Award, Performance Stock Award, Stock Unit Award or Other Stock-Based Award granted under the Plan.

(b)	“Board” shall mean the Board of Directors of UST Inc.

(c)
“Cause” shall mean (i) a Competitive Act; (ii) the willful and continued failure by a Grantee to substantially perform his job duties (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Grantee has not substantially performed his duties; or (iii) Willful Misconduct.

(d)	A “Change in Control” shall be deemed to occur upon the occurrence of any of the following events:
(i)
any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any person who on the date hereof is a director or officer of the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(iii)
consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more then 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)	“Committee” shall mean the Compensation Committee of the Board or any successor committee.

(g)	“Common Stock” shall mean the common stock of the Company, par value $.50 per share.

(h)	“Company” shall mean UST Inc., a Delaware corporation, including any successor thereto.

(i)
“Competitive Act” shall mean, prior to the expiration of an Employee and Secrecy Agreement or any agreement containing noncompetition provisions between a Grantee and the Company, the violation of either such agreement.

(j)	“Effective Date” shall mean May 6, 2003, the date of the Company’s annual meeting of stockholders or any adjournment thereof.

(k)	“Employee” shall mean any employee of the Company or a Subsidiary or an affiliate (whether or not incorporated) of the Company.

(l)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)
“Fair Market Value”, effective prior to January 1, 2005, shall mean the average of the high and low sales prices per share of Common Stock as reported on the New York Stock Exchange Composite Tape for such date, or, if there was no trading of Common Stock on such date, for the next preceding date on which there was such trading. Effective on and after January 1, 2005, “Fair Market Value” shall mean the average of the high and low sales prices per share of Common Stock as reported on the New York Stock Exchange Composite Tape for such date, or, if there was no trading of Common Stock on such date, for the next preceding date on which there was such trading, or, alternatively, in the discretion of the Committee in the case of an Option or SAR that is intended to be exempt from Section 409A of the Code, fair market value as determined by the Committee in accordance with Section 409A of the Code.

(n)	“Grantee” shall mean an Employee who has been granted an Award under the Plan.

(o)	“Incentive Stock Option” shall mean an Option intended to qualify as an “incentive stock option” under Section 422 of the Code.

(p)	“Nonstatutory Stock Option” shall mean an Option not intended to be an Incentive Stock Option.

(q)	“Option” shall mean an Incentive Stock Option or a Nonstatutory Stock Option.

(r)	“Other Stock-Based Awards” shall have the meaning set forth in Section 7(a) of the Plan.

(s)
“Performance Goal” shall mean one or more of the following pre-established criteria, determined in accordance with generally accepted accounting principles, where applicable: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) net income (before taxes); (5) net operating profit; (6) return measures (including, but not limited to, return on assets, capital, equity or sales); (7) cash flow (including, but not limited to, operating cash flow and free cash flow); (8) earnings before or after taxes, interest, depreciation, and/or amortization; (9) productivity ratios; (10) share price (including, but not limited to, growth measures and total stockholder return); (11) expense targets; (12) operating efficiency; (13) customer satisfaction; (14) working capital targets; (15) any combination of, or a specified increase in, any of the foregoing; (16) the achievement of certain target levels of discovery and/or development of products; and (17) the formation of joint ventures, or the completion of other corporate transactions. Without limiting the generality of the foregoing, the Committee shall have the authority to make equitable adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(t)
“Performance Stock Award” shall mean a right granted under Section 7 of the Plan to receive shares of Common Stock or its cash equivalent which is contingent on the achievement of specified Performance Goals or other objectives during a specified performance period determined by the Committee.

(u)
“Permitted Transferee” means (i) a trust for the benefit of a Grantee; (ii) a partnership in which a Grantee is the general partner and immediate family members (any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Grantee) are the only additional partners; or (iii) immediate family members of the Grantee.

(v)	“Plan” shall mean the UST Inc. Amended and Restated Stock Incentive Plan.

(w)
“Restricted Stock Award” shall mean an Award consisting of shares of Common Stock granted under Section 7 of the Plan that are subject to certain restrictions determined by the Committee, which may include the achievement of specified Performance Goals.

(x)	“SAR” shall mean a stock appreciation right that is granted pursuant to Section 6 of the Plan.

(y)
“Stock Unit Award” shall mean a right granted under Section 7 of the Plan to receive shares of Common Stock or its cash equivalent in the future, contingent upon the satisfaction of conditions established by the Committee, which may include the achievement of specified Performance Goals.

(z)	“Subsidiary” shall mean any company of which the Company owns, directly or indirectly, fifty percent (50%) or more of the stock.

(aa)	“Tandem SAR” shall mean an SAR that is related to an Option.

(bb)	“Willful Misconduct” shall mean the willful engaging by an individual in misconduct that is materially injurious to the Company, monetarily or otherwise.
3.	Administration.
(a)
The Plan shall be administered and interpreted by the Committee, as designated by the Board, of not less than two members as appointed from time to time by the Board. Each member of the Committee shall be a member of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of members who are “nonemployee directors” within the meaning of Rule 16b-3, as from time to time amended, promulgated under Section 16 of the Exchange Act, and who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee may delegate its authority to make grants under the Plan, subject to conditions determined by the

Committee, to such person(s) as the Committee shall determine, provided that in no event shall the Committee delegate the authority to make or approve Awards to Employees who are officers of the Company. Notwithstanding the generality of the foregoing, neither the Committee nor its delegate shall have the authority to reprice (or cancel and regrant) any Option or SAR at a lower exercise price without first obtaining the approval of the Company’s stockholders. The Committee shall have full authority to establish guidelines for the administration of the Plan and to make any other determination it deems necessary to administer the Plan, which determinations shall be binding and conclusive on all parties.

(b)
Subject to the express provisions of the Plan, the Committee shall have the authority to determine the persons to whom Awards shall be made, the timing of Awards, the number of shares of Common Stock to be made subject to each Award, the exercise price of Options and SARs, the exercisability of Options and SARs, and such other terms and conditions with respect to any Award, not inconsistent with the Plan, as the Committee shall deem appropriate. The terms of Awards need not be consistent with one another.

4.	Eligibility.
Any Employee who is determined by the Committee to be making or to be expected to make a contribution to the success of the Company shall be eligible to receive Awards under the Plan.
5.	Stock.
(a)
Authorized Shares. A maximum of 6,000,000 shares of Common Stock shall be reserved for issuance in accordance with the terms of the Plan. Such reserved shares may be authorized but unissued shares or any issued shares which have been acquired by the Company and are held in its treasury, as the Board may from time to time determine.

(b)
Plan and Individual Limits. No Employee may be granted Options covering more than 250,000 shares of Common Stock during any fiscal year of the Company. No Employee may be granted an Award under Section 7 of the Plan covering more than 100,000 shares of Common Stock during any fiscal year of the Company. During the term of the Plan, the aggregate number of shares of Common Stock that may be made subject to Awards other than Options shall not exceed 1,000,000.

(c)
Adjustments. If any change in the outstanding shares of Common Stock occurs or takes effect on or after May 1, 2001, through declaration of stock or other dividends or distributions with respect to such shares, through restructuring, recapitalization or other similar event or through stock splits, change in par value, combination or exchange of shares, or the like, then the number and kind of shares reserved for Awards, the individual and Plan limits set forth in Section 5(b), the number and kind of shares subject to outstanding Awards and the exercise, base or purchase price, as appropriate, of such shares shall be equitably adjusted as necessary to reflect such change; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(d)
Reuse of Shares. If an Award granted under the Plan is forfeited, expires, lapses or for any other reason ceases to be vested or exercisable in whole or in part, the shares which were subject to any such Award, but as to which the Award ceases to be vested or exercisable, shall again be available for the purposes of this Plan; provided, however, that to the extent any Award is cancelled pursuant to the provisions of Section 9 of the Plan, the shares subject to such Award shall no longer be available for the purposes of the Plan.

6.	Options and Stock Appreciation Rights (SARs). The Committee may grant Options and SARs as follows:
(a)
General. The terms and conditions applicable to any Option or SAR granted under the Plan shall be determined by the Committee in its discretion; provided, that the exercise price per share for each Option and SAR granted shall not be less than the Fair Market Value of the shares on the date the Option or SAR is granted. No shares subject to an Option or an SAR that is payable in shares of Common Stock shall be issued or transferred to a Grantee until such Option or SAR is exercised in accordance with its terms and, in the case of an Option, such shares have been purchased, and a Grantee shall have none of the rights of a stockholder with respect to such shares until the certificates therefor are registered in the name of such Grantee upon exercise of the Option or SAR. Options and SARs shall be exercised by a Grantee in accordance with the methods approved by the Committee.

(b)
Options. With respect to any grant of an Option, the Option agreement entered into by the Grantee shall identify the grant as an Incentive Stock Option or a Nonstatutory Stock Option. Incentive Stock Options shall be subject to such additional terms and conditions as are necessary to preserve their status as Incentive Stock Options. To the extent that an Option intended to be an Incentive Stock Option does not comply with the applicable rules of the Code, it shall be treated as a Nonstatutory Stock Option. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to Section 6(c) upon exercise of a Tandem SAR), with respect to a number of shares of Common Stock shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent of the number of shares of Common Stock subject to such Option which is so exercised, cancelled, terminated or expired.

(c)
SARs. The exercise of an SAR with respect to any number of shares of Common Stock shall entitle the Grantee to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Common Stock on the exercise date over (ii) the exercise price of the SAR. Such payment shall be made in the form of cash or shares of Common Stock, or a combination of cash and shares of Common Stock, in the discretion of the Committee, as soon as practicable after the effective date of such exercise. The exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares.

7.	Stock-Based Awards Other Than Options and SARs.
(a)
The Committee may, in its discretion, grant shares of Restricted Stock, Performance Stock Awards or Stock Unit Awards subject to the terms of the Plan and the restrictions set forth in this Section 7. Other forms of Awards (“Other Stock-Based Awards”) valued in whole or in part by reference to, or otherwise based on, Common Stock (which may include, without limitation, restricted stock units) may be granted by the Committee either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be granted, the number of shares of Common Stock to be subject to such Awards and all other conditions of such Awards, including whether the vesting of such Awards may be based on the attainment of one or more Performance Goals.

(b)
Restrictions On Awards Other Than Options and SARs. An Award granted pursuant to this Section 7 shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. If the Committee shall designate any Award granted under this Section 7 as an Award intended to qualify as “performance-based compensation”, within the meaning of Section 162(m) of the Code, such Award shall be designed and administered by the Committee so to qualify, including, but not limited to, conditioning the vesting and/or payment of such Award upon the achievement of one or more Performance Goals and certifying in writing that such conditions have been satisfied prior to the payment of, or vesting with respect to, such Award.

(c)
Performance-Based Restricted Stock Awards. This Section 7(c) is effective January 1, 2005. The Committee has granted performance-based Restricted Stock Awards that provide for contingent rights to receive additional shares of Common Stock in the event that actual performance exceeds target. These contingent rights are subject to the vesting requirements specified in the applicable Award agreements for the corresponding Restricted Stock Awards and will be paid upon vesting, except as specified in Section 7(d) below with respect to payments at Separation from Service to Specified Employees and Section 9(b) with respect to shares that vest on a Change in Control that may not trigger payment. If vesting is accelerated from when it would apply under the original terms of an Award agreement, such accelerated vesting shall not trigger payment of the contingent rights unless permissible under Section 409A of the Code and contemplated by the acceleration in vesting. These contingent rights will be paid in shares of Common Stock.

(d)
Section 409A Provisions. This Section 7(d) is effective January 1, 2005. Notwithstanding any contrary terms in an agreement evidencing a Stock Unit Award (including a Stock Unit Award that is a contingent right under a Restricted Stock Award), any Stock Unit Award that is a 409A Award (as defined in Section 14(a) below) shall be subject to the following:

(i)
The vested portion of a Grantee’s Stock Unit Award will be paid not later than the date on which the Grantee incurs a Separation from Service (as defined below). Any portion of the Stock Unit Award that is not vested on the date on which the Grantee incurs a Separation from Service shall be paid later or forfeited, as required by the terms of the applicable agreement and the Plan. For purpose of this paragraph, whether or not a Grantee’s Stock Unit Award is vested on the date on which the Grantee incurs a Separation from Service will be determined under the terms of the applicable agreement and the Plan. If vesting is accelerated from when it would apply under the original terms of an Award agreement, such accelerated vesting shall not trigger payment of the contingent rights unless permissible under Section 409A of the Code and contemplated by the acceleration in vesting. If the Grantee is determined to be a Specified Employee on the date of the participant’s Separation from Service, the otherwise applicable payment date related to the Separation from Service (including a retirement) shall be delayed six months after such Separation from Service.

(ii)
For purposes of determining the time of payment of the Stock Unit Award, a Change in Control shall not be deemed to have occurred unless the transaction constitutes a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation within the meaning of Treasury Regulation §1.409A-3(i)(5). It is expressly intended that a Change in Control may occur for vesting purposes with respect to a Stock Unit Award at a different time than when a Change in Control occurs for payment purposes. If a Change in Control occurs for vesting purposes with respect to a Stock Unit Award at a time when a Change in Control has not occurred for payment purposes with respect to such Stock Unit Award, then payment of such Stock Unit Award will be made at the earliest of (i) the date on which payment would have been made if the Grantee had remained in employment until vesting without regard to a Change in Control or Separation from Service, (ii) the date on which the Grantee incurs a Separation from Service, (iii) the date on which a Change in Control occurs for payment purposes (as described in this subsection), or (iv) the date of the participant’s death. If payment is made in connection the Grantee’s Separation from Service and the Grantee is determined to be a Specified Employee on the date of the Grantee’s Separation from Service, the payment shall be delayed six months after such Separation from Service.

(iii)	For purposes of this Section 7(d), “Specified Employee” has the meaning set out in Section 409A(a)(2)(B)(i) of the Code.

(iv)	For purposes of this Section 7(d), “Separation from Service” has the meaning set out in Section 409A(a)(2)(A)(i) of the Code.
8.
Termination of Employment; Forfeiture. The terms and conditions applicable to Awards with respect to the termination for any reason of a Grantee’s employment or service with the Company and its Subsidiaries shall be determined by the Committee in its discretion and shall be set forth in the agreement evidencing such Award. Notwithstanding the generality of foregoing, any Award and/or the proceeds of any Award shall be forfeited, as follows:

If (x) the employment of the Grantee is terminated for Cause, or (y) after the Grantee’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the Grantee that would have enabled the Company to terminate the Grantee’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (z) subsequent to his termination of employment, the Grantee commits a Competitive Act and, in each case, if the act constituting Cause is a Competitive Act or Willful Misconduct and such act is discovered by the Company within three years of its occurrence, then, unless otherwise determined by the Committee,

(a)	any and all outstanding Awards held by such Grantee as of the date of such termination or discovery (whether or not then vested) shall terminate and be forfeited; and

(b)
if the act constituting Cause is a Competitive Act or Willful Misconduct, the Grantee (or, in the event of the Grantee’s death following the commission of such act, his beneficiaries or estate) shall (i) to the extent such Award was paid in the form of shares of Common Stock, sell back to the Company all shares that are held, as of the date of such termination or discovery, by the Grantee (or, if applicable, his beneficiaries or estate) and that were acquired upon the grant, exercise or vesting of any Award on or after the date which is 180 days prior to the Grantee’s termination of employment (the “Acquired Shares”), for a per share price equal to the price paid by the Grantee (or, if applicable his beneficiaries or estate) for such shares (or, if no consideration was paid for such shares, the shares shall be immediately returned to the Company for no consideration), (ii) to the extent Acquired Shares have previously been sold or otherwise disposed of by the Grantee (other than by reason of death) or, if applicable, by his beneficiaries or estate, repay to the Company the excess of the aggregate Fair Market Value of such Acquired Shares on the date of such sale or disposition over the aggregate price paid for such Acquired Shares and (iii) to the extent such Award was paid in the form of cash, repay to the Company the aggregate cash received by such Grantee (or, if applicable, his beneficiaries or estate) upon the exercise or vesting of any Award on or after the date which is 180 days prior to the Grantee’s termination of employment.

For purposes of clause (ii) of paragraph (b) above, (A) the amount of the repayment described therein shall not be affected by whether the Grantee or, if applicable, his beneficiaries or estate, actually received such Fair Market Value with respect to such sale or other disposition, and (B) repayment may, without limitation, be effected, at the discretion of the Company, by means of offset against any amount owed by the Company to the Grantee or, if applicable, his beneficiaries or estate.
9.	Effect of Certain Changes.
(a)
Effective prior to January 1, 2005, unless otherwise determined by the Committee at the time a grant is made, upon the occurrence of a Change in Control, (i) each outstanding Award that is subject to time-based vesting or payment conditions which has not theretofore become vested and/or exercisable according to its terms shall immediately become 100% vested and/or exercisable and (ii) in the case of each outstanding Award that is subject to performance-based vesting or payment conditions, such Award shall become immediately due and payable in respect of the aggregate value of such Awards (as determined pursuant to Section 9(b)(ii) below) for all then uncompleted performance periods, assuming the achievement at target level of the performance goals established with respect to such Awards. Effective on and after January 1, 2005, subject to limitations in an Award agreement, upon the occurrence of a Change in Control (i) each outstanding Award that is subject to time-based vesting or payment conditions shall immediately vest and become exercisable, be released from restriction, or be paid out to the Grantee, as applicable, and (ii) in the case of each outstanding Award that is subject to performance-based vesting or payment conditions, such Award shall immediately vest and become exercisable, be released from restriction, or be paid out to the Grantee, as applicable, in respect of the aggregate value of such Award (as determined pursuant to Section 9(b)(ii) below) for all then uncompleted performance periods assuming the achievement at target level of the performance goals established with respect to such Award (but only if the Change in Control constitutes a change in control within the meaning of Section 409A of the Code in the case of a Stock Unit Award that is subject to Section 409A).

(b)
Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) or other Change in Control described in clause (iii) of the definition of “Change in Control”, the Committee shall provide for the cancellation of all Awards outstanding as of the effective date of such Change in Control and, in exchange therefor, the Company shall make a cash payment under any such outstanding Award as follows:

(i)
Effective (i) prior to September 7, 2008, and (ii) on and after September 7, 2008, with respect to any Options outstanding on September 7, 2008, that were both earned and vested within the meaning of Section 409A of the Code on December 31, 2004, an amount per share equal to the excess of (A) in the case of a Nonstatutory Stock Option or any SAR, the Fair Market Value of a share of Common Stock on the date during the prior 60-day period that produces the highest Fair Market Value, or (B) in the case of an Incentive Stock Option, the Fair Market Value of a share of Common Stock on the effective date of the transaction, over the per share exercise price of such Option or SAR. Effective on and after September 7, 2008, with respect to all awards other than Options outstanding on September 7, 2008, that were both earned and vested within the meaning of Section 409A of the Code on December 31, 2004, an amount per share equal to the excess (if any) of the value of the consideration that would be received per share of Common Stock in the Change in Control over the per share exercise price of such Option or SAR or, if no consideration is to be received by the Company’s stockholders in connection with the Change in Control, the Fair Market Value of a share of Common Stock on the date of the Change in Control (except that such payment shall be limited as necessary to prevent the Option or SAR from being subject to Section 409A of the Code).

(ii)
Effective prior to September 7, 2008, in the case of any other Award, an amount equal to the Fair Market Value of a share of Common Stock on the date during the prior 60-day period that produces the highest Fair Market Value, multiplied by the number of shares of Common Stock subject to such Award; provided, however, that for purposes of this Section 9(b)(ii), the amount of the payment in respect of each outstanding Award that is subject to performance-based vesting or payment conditions shall be calculated by multiplying (x) the number of shares of Common Stock the Grantee would have received at the end of all relevant performance periods assuming the achievement at target level of the performance goals established for such Award by (y) the Fair Market Value of a share of Common Stock on the date during the prior 60-day period that produces the highest Fair Market Value. Effective on and after September 7, 2008, in the case of any other Award, an amount equal to the value of the consideration that would be received per share of Common Stock in the Change in Control or, if no consideration is to be received by the Company’s stockholders in connection with the Change in Control, the Fair Market Value of a share of Common Stock on the date of the Change in Control, in either case multiplied by the number of shares of Common Stock subject to such Award; provided, however, that for purposes of this Section 9(b)(ii), the amount of the payment in respect of each outstanding Award that is subject to performance-based vesting or payment conditions shall be calculated by multiplying (x) the number of shares of Common Stock the Grantee would have received at the end of all relevant performance periods assuming the achievement at target level of the performance goals established for such Award by (y) an amount equal to the value of the consideration that would be received per share of Common Stock in the Change in Control or, if no consideration is to be received by the Company’s stockholders in connection with the Change in Control, the Fair Market Value of a share of Common Stock on the date of the Change in Control.

10.	Transferability of Awards.

No Award shall be transferable other than by will or the laws of descent and distribution, and each Option and SAR shall be exercisable during the Grantee’s lifetime only by the Grantee or by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, during the Grantee’s lifetime, the Committee may, in its sole discretion, permit the transfer of certain Awards by a Grantee to a Permitted Transferee, subject to any conditions that the Committee may prescribe, provided that no such transfer by any Grantee may be made in exchange for consideration. In the event that the transfer of an Option is approved by the Committee, the Permitted Transferee shall be required to pay the exercise price of such Option in cash.

11.	Laws and Regulations.

No shares of Common Stock shall be issued under this Plan unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares to any Employee hereunder on such Employee’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The provisions of this Plan shall be interpreted so as to comply with the conditions and requirements of Rule 16b-3 under the Exchange Act, and, if the Award is an Incentive Stock Option, with Sections 422 and 424 of the Code, unless the Committee determines otherwise.

12.	Withholding.

The Company or a Subsidiary shall have the right to deduct from all Awards hereunder paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash awards. Unless otherwise specified by the Committee in the Award agreement, in the case of Common Stock issued upon the vesting or exercise of an Award payable in shares (whether by the Grantee or a Permitted Transferee) or in the case of any other applicable tax withholding requirement, the Grantee subject to tax shall be required to pay to the Company or a Subsidiary the amount of any such taxes which the Company or a Subsidiary is required to withhold with respect to such stock. Effective prior to September 7, 2008, the Committee may provide, in the Award agreement or otherwise, that in the event that a Grantee is required to pay to the Company any amount to be withheld in connection with the vesting or exercise of an Award that is payable in shares of Common Stock, the Grantee may satisfy such obligation (in whole or in part) by electing to have the Company withhold a portion of the shares to be received upon the vesting or exercise of the Award equal in value to the minimum amount required to be withheld. Effective on and after September 7, 2008, the Committee may provide, in the Award agreement or otherwise, that in the event that a Grantee is required to pay to the Company any amount to be withheld in connection with the exercise of an Award, upon the Award being earned or upon a Restricted Stock Award becoming nonforfeitable or Stock Unit Award becoming nonforfeitable and payable, that to the extent the Award is payable in shares of Common Stock, the Grantee may satisfy such obligation (in whole or in part) by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award, upon the Award being earned or upon Restricted Stock Awards becoming nonforfeitable or Stock Unit Awards becoming nonforfeitable and payable equal in value to the minimum amount required to be withheld. The value of the shares to be withheld shall be their Fair Market Value on the date that the amount of tax to be withheld is determined. Any election by a Grantee to have shares withheld under this Section 12 shall be subject to such terms and conditions as the Committee may specify.

13.	Amendment or Termination of the Plan.

The Board may at any time, and from time to time, terminate, modify, amend or interpret the Plan in any respect; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The termination or any modification or amendment of the Plan shall not, without the consent of a Grantee, adversely affect his rights under an Award previously granted to him.

14.	Miscellaneous.
(a)
Governing Law; Interpretation. The Plan and Award agreements issued under the Plan shall be construed, administered, and governed in all respects under the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

(b)
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Grantee or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provisions shall be stricken as to such jurisdiction, Grantee or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(c)
No Right to Employment. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ or service of the Company or any of its affiliates. Further, the Company or any of its affiliates may at any time dismiss a Grantee from employment or service, free from any liability or any clam under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

(d)
Compliance with Code Section 409A. Effective January 1, 2005, at all times this Plan shall be interpreted and operated (i) with respect to 409A Awards (as defined below), in compliance with the requirements of Section 409A of the Code, unless an exemption is available and applicable; (ii) to maintain the exemptions from Section 409A of the Code of Options, SARs and Restricted Stock Awards and awards designed to meet the short-deferral exception under Section 409A of the Code; and (iii) to preserve the status of deferrals made prior to the effective date of Section 409A of the Code (“ Prior Deferrals”) as exempt from Section 409A of the Code, i.e., to preserve the grandfathered status of Prior Deferrals. For purposes of this Section 14(d), “409A Awards” include all Plan awards that were not both earned and vested on December 31, 2004, and all Plan awards that were materially modified after October 3, 2004, determined in each case within the meaning of Section 409A of the Code. To the extent there is a conflict between the provisions of the Plan relating to compliance with Section 409A of the Code and the provisions of any award agreement issued under the Plan, the provisions of the Plan control.

15.	Term of the Plan.

The UST Inc. 2001 Stock Option Plan was originally established effective as of May 1, 2001, was amended and restated, effective as of the Effective Date, as the Amended and Restated Stock Incentive Plan, subject to obtaining the approval of the Company’s stockholders, and has been restated effective September 7, 2008. No Award shall be granted pursuant to this Plan later than April 30, 2011, but Awards theretofore granted may extend beyond that date in accordance with their terms.